                                    AGREEMENT
                                    ---------


THIS  AGREEMENT  dated  for  reference  the  15th  day  of  April,  2002.

BETWEEN:

         GORDON  THOMPSON,  Businessman
         ----------------
         of  2255  Tamarisk  Drive,  Palm  Springs,  CA   92262

         (the  "Producer")

AND:

         NORVANCO  INC.  a  Nevada  corporation,  having
         --------------
         an office at 17 River Rock, 1027 Lynn Valley Rd., North Vancouver, BC, Canada, V7J 1Z6

         (the  "Corporation")


WHEREAS:

A. The Producer has conceived and developed a concept for an entertainment project to be known as the "Natural Follies" (the "Project"), as more particularly described in Schedule "A" hereto;

B. The Corporation wishes to acquire the Producer's interest in the Project and to develop, produce and exploit the Project;

C. The Corporation wishes to engage the services of the Producer as Producer and General Manager for the pre-production and production of a pilot exhibition and film (the "Pilot") embodying the concept.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants contained in this Agreement and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties have agreed and do hereby agree as follows:

1. At and for the consideration set out in paragraph 2 hereof the Producer herby assigns, sells and transfers to the Corporation all right, title and interest of the Producer in the Project including, without limiting the generality of the foregoing, any and all copyrights, trademarks or service marks in connection with the Project, any and all television rights, any and all video and digital rights and any and all rights to exploit the Project or the concept embodied in it.

2. The consideration for the acquisition of the Project shall be the payment by the Corporation to the Producer of the sum of $10,000 US.

3. The Producer agrees to serve as producer and general manger of the Project during the pre-production phase and through the completion of the Pilot and shall be paid, commencing May 1, 2002, a management fee for services rendered equal to $5,000 US per month during the pre-production phase and $10,000 per month once production of the pilot commences. For the purposes of this agreement, production of the pilot will be deemed to commence on the first day of the month in which the Corporation commences filming of the pilot.

4. The obligation of the Corporation to pay for management services by the Producer and the obligation of the Producer to provide such services shall terminate on the earlier of completion of post-production of the Pilot or such later date as the parties may mutually agree.

5. Notwithstanding any other provision of this agreement the Producer shall have the right to resign as producer and general manager at any time on 60 days notice to the Corporation and the Corporation shall have the right to terminate the Producer as producer and general manager on 12 months notice to the Producer.

6. The Producer warrants and represents that the concept for the Project is the sole and exclusive property of the Producer and that the production of the Pilot and exhibition sale and distribution of the Pilot or any other exhibition or reproduction embodying the concept of the Project shall in no way infringe or violate any trademark, patent, patent rights, trade names, copyrights, literary, artistic, dramatic or other property rights of any person, organization or corporation.

7. Any notice required or permitted to be given under this Agreement shall be in writing and may be given by delivering same or mailing same by registered mail or sending same by telegram, telex, telecopier or other similar form of communication to the following addresses:

              The  Producer:          2255  Tamarisk  Drive
                                      Palm  Springs,  CA   92262

                                      Telephone:   760-320-2051
                                      Facsimile:   760-327-5901

              The  Corporation:       17  River  Rock,  1027  Lynn  Valley  Rd.
                                      North  Vancouver,  BC,  Canada,  V7J  1Z6

                                      Telephone:   604-990-4612
                                      Facsimile:   604-990-4573

8. This Agreement constitutes the entire agreement between the parties, relating to the subject matter hereof and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise.

9. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Nevada.

10. The Parties shall execute such further documents and do such further things as may be necessary to give full effect to the provisions of this Agreement and the intent embodied herein.

11. Time shall be of the essence of this Agreement and all provisions hereof.

12. The Producer confirms that Cane & Company has prepared this agreement acting as legal counsel for the Corporation only, that neither Cane & Company nor its affiliate O'Neill & Company have acted for the Producer and that the Producer has been advised to seek independent legal advice.

13. This Agreement may be executed in several parts in the same form and such parts as so executed shall together constitute one original agreement, and such parts, if more than one, shall be read together and construed as if all the signing parties hereto had executed one copy of this Agreement.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.




SIGNED,  SEALED  AND  DELIVERED        )
BY  GORDON  THOMPSON                   )
in  the  presence  of:                 )
                                       )
/s/ Bryan Henning                      )
---------------------------------------)
Signature                              )
                                       )
Bryan Henning                          )               /s/ Gordon Thompson
---------------------------------------)               -------------------
Name                                   )               GORDON  THOMPSON
                                       )
202-60 Richmond Street                 )
---------------------------------------)
Address                                )
                                       )
New Westminster, BC  V3L 5R7           )
---------------------------------------)



NORVANCO  INC.
By  its  authorized  signatory:


/s/ David O. Hill
-------------------------------
DAVID  O.  HILL,  Secretary

                                  SCHEDULE "A"


Natural Follies is a beauty pageant concept including some nudity, bikini contest, body painting, comedy and music. Included in the concept is some form of audience voting participation in both live exhibition and broadcast. The concept includes an initial pageant in the United States and licensing of the pageant for other countries, live broadcast through cable, pay per view and direct TV networks, internet broadcast and video DVD production.